Exhibit 10.4
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           FORM OF RESTRICTED STOCK AGREEMENT - NON-EMPLOYEE DIRECTOR
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                           NATIONAL DENTEX CORPORATION

                      Amended and Restated 2001 Stock Plan

                           Restricted Stock Agreement


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Grantee: _______________________________________________

Date: ___________________, 2006

Number of Shares of Restricted Stock: _________

Vesting Criteria: As to all shares, on May 16, 2007 (i.e., the first anniversary of May 16, 2006)

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       AGREEMENT dated as of the date set forth above between National Dentex
Corporation, a Massachusetts corporation (the "Company"), and the undersigned (the "Grantee"), pursuant to the Company's Amended and Restated 2001 Stock Plan (the "Plan"), receipt of a copy of which is hereby acknowledged by the Grantee. Capitalized terms used and not otherwise defined in this Agreement have the meanings given to them in the Plan.

       WHEREAS the Grantee is a director of the Company and the Company desires to reward such individual for his or her services rendered to the Company by affording him or her the opportunity to acquire, or increase, his or her stock ownership in the Company.

       NOW, THEREFORE, in consideration of the premises, the parties hereto mutually covenant and agree as follows:

       1. Grant of Restricted Stock. Pursuant to the Plan and subject to the restrictions and the terms and conditions set forth therein, which terms and conditions are incorporated herein by reference, and in this Agreement, the Company grants to the Grantee and the Grantee accepts the number of shares of Common Stock, $0.01 par value per share, of the Company set forth above (the "Restricted Stock"). The term "Restricted Stock" shall include any additional shares of stock of the Company issued on account of the foregoing shares by reason of stock dividends, stock splits or recapitalizations (whether by way of mergers, consolidations, combinations or exchanges of shares or the like).

       2.     Restrictions on Stock.

                     (a)    Until the termination of restrictions as provided in
Section 3 hereof, the Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in this Agreement.

                     (b) No rights or interests of the Grantee under this Agreement or under the Plan may be assigned, encumbered or transferred other than (i) to the extent permitted and in accordance with such procedures adopted by the Committee from time to time and (ii) by will or the laws of descent and distribution. The naming of a Designated Beneficiary does not constitute a transfer.




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                     (c)    If the Grantee ceases to serve as a director of the
Company for any reason (voluntary or involuntary), in the absence of any other provisions prescribed in the vote granting any Restricted Stock under the Plan or thereafter, such Restricted Stock, to the extent remaining subject to restrictions, shall immediately be forfeited to the Company subject to the Company reimbursing the consideration (if any) paid for the Restricted Stock to the Non-Employee Director or to such person(s) to whom the Non-Employee Director's rights pass by will or by the applicable laws of descent and distribution in the case the Non-Employee Director ceases to serve as a director of the Company by reason of his or her death. Notwithstanding the foregoing provisions of this paragraph 2 or paragraph 3 below, in the case of a director of the Company who has notified the Company that he will not be standing for re-election at the Company's next annual meeting of stockholders or special meeting in lieu thereof, and where such subsequent meeting date is scheduled to occur later than the vesting date contemplated by this Restricted Stock Agreement, then, provided that such director continues to serve until the date of such subsequent meeting, such Restricted Stock shall continue to vest from and after the date of such meeting until the vesting date of such Restricted Stock.

       3. Termination of Restrictions. The shares of Restricted Stock shall be divided into the number of separate parts, if any, set forth above under "Vesting Criteria," and the restrictions set forth in Section 2 hereof shall terminate in accordance with such Vesting Criteria, so that the restrictions on all such shares shall have terminated when all Vesting Criteria have been met, if at all. The achievement of any of the Vesting Criteria (other than the passage of time) shall be determined by the Committee in its sole discretion.

       4. Rights as Stockholder. Except for the restrictions and other limitations and conditions provided in this Agreement, the Grantee as owner of the Restricted Stock shall have all the rights of a stockholder, including but not limited to the right to receive all dividends paid on such Restricted Stock and the right to vote such Restricted Stock.

       5. Stock Certificates. Each certificate issued for shares of Restricted Stock shall be registered in the name of the Grantee and deposited by the Grantee, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

       "The transferability of this certificate and the shares of stock represented hereby are subject to the terms, conditions and restrictions (including forfeiture) contained in a Plan and an Agreement between the registered owner and National Dentex Corporation. A copy of such Plan and Agreement will be furnished to the holder of this certificate upon written request and without charge."

       Upon the termination of the restrictions imposed under this Agreement as to any shares of Restricted Stock, the Company shall return to the Grantee (or to such Grantee's legal representative, beneficiary or heir) certificates, without a legend, for the shares of Common Stock deposited with it pursuant to this Section 5 as to which the restrictions have terminated.

       6. Tax Withholding. The Grantee shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld with respect to the Restricted Stock no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind due to the Grantee. In the Committee's discretion, the minimum tax obligations required by law to be withheld with respect to the Restricted Stock may be paid in whole or in part in shares of Common Stock valued at their "fair market value" (as defined in the Plan) on the date of delivery.

       7. Securities and Other Laws. It shall be a condition to the Grantee's right to receive the shares of Restricted Stock hereunder that the Company may, in its discretion, require (a) that the shares of Restricted Stock shall have been duly listed, upon official notice of issuance, upon any national securities exchange or automated quotation system on which the Company's Common Stock may then be listed or quoted, (b) that either (i) a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the shares shall be in effect, or (ii) in the opinion of counsel for the Company, the proposed issuance and delivery of the shares to the Grantee shall be exempt from registration under the Act and the Grantee shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall consider necessary to comply with any law applicable to the issue of such shares by the Company shall have been taken by the Company or the Grantee, or both. The certificates representing the shares of Restricted Stock may contain such legends as counsel for the Company shall consider necessary to comply with any applicable law.




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       8.     Adjustment in Provisions. In the event that there are any changes in the outstanding Common Stock of the Company by reason of stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other such transaction affecting the Company's Common Stock, the divisions of shares of Restricted Stock into parts, the provisions for termination of restrictions on parts of Restricted Stock, and any other relevant portions of this Agreement shall be appropriately adjusted by the Committee, if necessary, to reflect equitably such change or changes.

       9. Change in Control. In order to preserve Grantee's rights under this Agreement in the event of a Change of Control of the Company (as defined in the Plan), unless otherwise provided for in the vote granting such restricted stock, all restrictions remaining on any restricted stock (other than any restrictions the lapse of which is based on factors other than continued service) granted to Non-Employee Directors under the Plan shall lapse without regard to any vesting criteria imposed pursuant to the Plan or any restricted stock agreement. The Committee in its discretion may at any time take one or more of the following actions: (i) provide for the acceleration of any time period relating to the termination of restrictions set forth in Section 2 hereof, (ii) provide for payment to Grantee of cash or other property with a fair market value (as determined by the Company's Board of Directors) equal to the amount that would have been received upon the termination of restrictions set forth in Section 2 hereof had such restrictions terminated upon the change in control, provided such amount would not otherwise have been received by Grantee because of the restrictions set forth in Section 2, (iii) adjust the terms of this Agreement in a manner determined by the Committee to reflect the change in control, (iv) cause the Agreement to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable to Grantee and in the best interests of the Company.

       10. Notice of Election Under Section 83(b). If the Grantee makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations and rulings promulgated thereunder, he or she will provide a copy thereof to the Company within thirty (30) days of the filing of such election with the Internal Revenue Service.

       11. Amendments. The Committee may amend, modify or terminate this Agreement, including substituting therefor another Incentive Award (as defined in the Plan) of the same or a different type, provided that Grantee's consent to such action shall be required, unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect Grantee.

       12. Directorship. The Grantee shall not be deemed to have any rights to continued service as a director of the Company by virtue of the grant of Restricted Stock. Neither the adoption, maintenance, nor operation of the Plan nor this Agreement shall confer upon the Grantee any right with respect to the continuance of his/her directorship of the Company or of any Related Corporation (as defined in the Plan).

       13. Decisions by Committee. Any dispute or disagreement that shall arise under, or as a result of, or pursuant to this Agreement shall be resolved by the Committee in its absolute and sole discretion, and any such resolution or any other determination by the Committee under, or pursuant to, this Agreement and any interpretation by the Committee of the terms of this Agreement or the Plan shall be final, binding, and conclusive on all persons affected thereby.

       14. Notices. Any notice that either party hereto shall be required or permitted to give to the other shall be in writing and may be delivered personally, by facsimile or by mail, postage prepaid, addressed as follows: to the Company at 526 Boston Post Road, Wayland, MA 01778: Attention: Chief Financial Officer, or at such other address as the Company by notice to the Grantee may designate in writing from time to time, and to the Grantee at his or her address as shown below or at such other address as the Grantee, by notice to the Chief Financial Officer of the Company, may designate in writing from time to time.

       15. Copies of the Plan. Copies of the Plan may be obtained by Grantee upon a request made in writing (including via email) without charge from the Chief Financial Officer of the Company.




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 [Signature page - Form of Restricted Stock Agreement (Non-Employee Directors)]




NATIONAL DENTEX CORPORATION



By:      _________________________________________________

Name:    Richard F. Becker, Jr.

Title:   Executive Vice President, Chief Financial Officer




GRANTEE




__________________________________________________________
                  (Signature)


Name: ____________________________________________________
                  (Print name)


Address: _________________________________________________
                  (Street)


         _________________________________________________
                  (Town, State, and Zip Code)








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